Exhibit 99.1

News Release

Invisa, Inc.

Invisa SmartGate Technology Featured in March ‘The Parking Professional’ Magazine

SARASOTA, Fla.—March 15, 2006–Invisa Inc. (OTCBB:INSA) today announced that the company’s SmartGate Parking Gate Safety System was featured in the March, 2006 issue of The Parking Professional magazine in a front-cover feature article entitled “Advancing Pedestrian Safety and Risk Management.”

The Parking Professional is the parking industry's only monthly magazine and the acknowledged leader in the parking profession.  Described by the Wall Street Journal as "the industry's bible," The Parking Professional features news of the industry, feature articles on subjects ranging from maintenance to construction and from operations to enforcement, personal profiles of leading parking professionals, and highlights on issues that affect daily operations. The Parking Professional is a publication of the International Parking Institute. (www.parking.org)

The article details risk issues facing parking gate owner/operators, noting that personal injury and the litigation may be the single biggest financial exposure operators of parking gates face. It also covers methods for mitigating the risks associated with powerful moving access and exit security equipment such as parking gate arms, sliding gates and rolling doors. Of particular interest are the several parking gate incidents mentioned in the article, most recently when a van carrying Seattle Seahawks players was involved in an accident on route to a media event in the garage of the Detroit Marriott Renaissance Center just before Super Bowl XL, and when an Illinois Circuit Court Judge was killed by a sliding security gate at the Le Parc condominium complex in Naples, Florida, resulting in an 2002 award of over $10 million to the family.

The article is available in PDF format from the www.invisa.com website.

Invisa's line of SmartGate safety equipment is the only electronic non-contact safety system designed to provide an invisible field that moves with and precedes the gate arm. If the gate arm is coming down on a pedestrian, bicycle, motorcycle, car or other vehicle, the gate arm is signaled to stop and reverse before any contact has been made to avoid injury and damage.

About Invisa

Invisa presence-sensing solutions serve the electronic life safety and security markets. Invisa's proprietary InvisaShield technology is based upon capacitive sensing and is resistant to known methods of circumvention without employing infrared, laser, ultrasound or microwave radiation. InvisaShield can detect intruders who violate a sensing zone ranging from millimeters up to 1 meter. Invisa's SmartGate® safety system generates an invisible protective field that moves with and precedes the potentially hazardous leading edge of powered gates, garage doors, sliding doors and other powered closures. For information about SmartGate® products or the patented InvisaShield® Technology, visit http://www.invisa.com or call 941-355-9361. A video of SmartGate in action can be viewed at the company Web site.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect the company's current beliefs and are based upon currently available information. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Factors which may cause such differences include the company's ability to meet planned delivery schedules, cancellation of orders, and other risks disclosed in the company's SEC filings. The company undertakes no obligation to update or advise in the event of any change, addition or alteration to the information covered in this press release, including such forward-looking statements.

Contact:
For Invisa Inc., Sarasota
Rich Schineller, 941-918-1913
rich@prmgt.com

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